Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated March 8, 2021, relating to the financial statements of ArcelorMittal and the effectiveness of ArcelorMittal’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Audit S.à r.l.

Luxembourg, Grand Duchy of Luxembourg

May 12, 2021